                                                                     EXHIBIT 5.1

                                  July 13, 2005

AXS-One Inc.
301 Route 17 North
Rutherford, New Jersey 07070

Ladies and Gentlemen:

         We have acted as counsel for AXS-One Inc., a Delaware corporation (the
"Company") in connection with the registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission pursuant to the
Securities Act of 1933, as amended (the "Securities Act"), for the registration and sale from time to time of up to 4,897,218 shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock"), which includes up to 816,203 shares of Common Stock issuable upon the exercise of presently exercisable warrants (the "Warrants"). The Common Stock is to be offered and sold by the selling stockholders named in the Registration Statement
(the "Selling Stockholders"). Such registration statement, as it may be amended from time to time, is herein referred to as the "Registration Statement".

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the
Shares have been duly authorized, and (i) with respect to the 4,081,015 shares of Common Stock that have been issued, such shares of Common Stock are validly issued, fully paid and non-assessable and (ii) with respect to the 816,203 shares of Common Stock issuable upon the exercise of the Warrants, such shares of Common Stock when so issued and paid for in accordance with the terms of such
Warrants, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the
Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                   Very truly yours,

                                                   /s/ Wiggin and Dana LLP